SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 25, 2007

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 25, 2007, Inergy, L.P. (the “Partnership”) issued a press release announcing an increase in the Partnership’s quarterly cash distribution to $0.575 per limited partner unit ($2.30 annually) for the quarter ended March 31, 2007. The Partnership also announced that as a result of the commercial operation of the Phase II expansion of the Stagecoach natural gas storage facility (“Stagecoach”), the special units that were issued in August 2005 to Inergy Holdings, L.P. in connection with the acquisition of Stagecoach, converted into 919,349 common units.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release Dated April 25, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
Its Managing General Partner

Date: April 25, 2007	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Vice President – General Counsel & Secretary